Exhibit 99.1
FOR IMMEDIATE RELEASE
A. SCHULMAN PROVIDES AN UPDATE ON PRICING AND IMPACT
OF ICO ACQUISITION
•	Expects ICO to contribute approximately $115 million in sales and $0.10 per share in earnings from operations in fiscal 2010

•	Finalizes pricing details for purchase of ICO stock

•	Reaffirms 2010 second-half guidance from operating activities

•	Reaffirms previously announced expectation of $15 million in annual synergies by fiscal 2012

•	Announces organizational changes related to new ICO divisions
AKRON, Ohio — May 4, 2010 — A. Schulman, Inc. (Nasdaq-GS: SHLM) today provided further details regarding pricing and its expectations for the recently completed acquisition of ICO, Inc., a global manufacturer of specialty resins and concentrates for rotomolding, and provider of specialty polymer services including size reduction, compounding and other related services.
On April 30, 2010, A. Schulman announced that it had completed the acquisition following the approval of the transaction by ICO stockholders at a special meeting held on April 28, 2010.
Under the terms of the agreement, the total consideration received by ICO shareholders is approximately $235 million, with the value based on A. Schulman’s April 30, 2010 closing stock price of $26.01 per share. The formula-driven value per share of this transaction is approximately $8.37 per ICO share based on the April 30 closing value of the A. Schulman common stock. ICO, Inc. shareholders will receive a combination of $3.64 in cash and .181816 A. Schulman shares in exchange for each ICO share.
The Company announced that it expects ICO to contribute approximately $115 million in sales for the remainder of A. Schulman’s 2010 fiscal year, which ends August 31, 2010. Based on ICO’s projected earnings and early cost synergies, the Company expects the acquisition to be accretive to earnings from operations by approximately $0.10 per share for the remainder of fiscal 2010. This estimate does not include pre-tax restructuring charges related to the acquisition of $4 million to $5 million, transaction fees of approximately $13 million to $14 million and purchase accounting adjustments expected in fiscal 2010. In fiscal 2011, the Company expects the acquisition to be accretive to earnings from operations, and also reaffirmed its previously announced expectation of achieving $15 million in annual cost reduction synergies from the acquisition by fiscal 2012.
“As we previously stated during the fiscal 2010 second quarter, we expect our 2010 second-half earnings, excluding non-operating items, will closely approach fiscal 2008 second-half levels as a result of the strategic progress in all our businesses,” said Joseph M. Gingo, Chairman, President and Chief Executive Officer. “The acquisition of ICO will allow us to opportunistically and profitably accelerate the growth of our masterbatch and rotomolding businesses and create additional long-term value for our shareholders. We are confident that the integration will be seamless for our customers, and that we will see immediate benefits.”
With the addition of ICO’s operations, A. Schulman will strengthen its presence in the U.S. masterbatch market, gain plants in the high-growth markets of Brazil and Malaysia and add a facility in Australia. The acquisition also will allow A. Schulman to expand its presence in Europe by adding rotomolding and size reduction to its capabilities and further leveraging its existing facilities serving high-growth markets such as Poland, Hungary and Sweden.
Board and Management Team Additions
Under the terms of the agreement, A. Schulman expanded the size of its Board of Directors from 11 members to 13 members, and appointed two former ICO directors, Gregory T. Barmore and Eugene R. Allspach, to the A. Schulman Board of Directors, effective April 30, 2010.
In addition, A. Schulman announced the following organizational changes to promote the integration of key business leaders and leverage expected operational and financial synergies of the ICO acquisition:
Steve Barkmann has been named Global Operations Specialist for the Company. In this new position, Barkmann will continue to have day-to-day operational responsibilities for ICO’s Bayshore masterbatch facility and will oversee the integration of ICO’s technical expertise into A. Schulman’s operations.
Derek Bristow has been named General Manager of ICO Australasia, a division of A. Schulman. Bristow will be responsible for business development in this high-growth region.
Eric Parsons has been named General Manager of ICO North America, a new division of A. Schulman that will absorb A. Schulman’s existing rotomolding business. Parsons will use the combined technology of ICO and A. Schulman to grow the Company’s size reduction and specialty powder businesses in North America.
Heinrich Lingnau has been appointed Business Unit Leader of ICO Europe. Lingnau will focus on expanding growth and profitability opportunities for the ICO rotomolding business by utilizing A. Schulman’s compounding expertise and business platform.
ICO’s Brazilian rotomolding operations will report to Gustavo Perez, A. Schulman’s Business Unit Manager of Masterbatch in North America and General Manager of Mexico.
Barkmann, Bristow, Parsons and Perez will report to Gingo. Lingnau will report to Bernard Rzepka, A. Schulman’s General Manager and Chief Operating Officer, Europe.
About A. Schulman, Inc.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,000 people and has 17 manufacturing facilities in North America, Europe and Asia. Revenues for the fiscal year ended August 31, 2009, were $1.3 billion. Additional information about A. Schulman can be found at www.aschulman.com.

Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets;

•	Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, Euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah;

•	Fluctuations in the prices of sources of energy or plastic resins and other raw materials;

•	Changes in customer demand and requirements;

•	Escalation in the cost of providing employee health care;

•	The outcome of any legal claims known or unknown;

•	The performance of the global auto market;

•	The global financial market turbulence; and

•	The global or regional economic slowdown or recession.
Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.
This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. A. Schulman does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman’s periodic filings with the Securities and Exchange Commission.
SHLM_CN_MB_RM
Contact information:
Jennifer K. Beeman
Director of Corporate Communications & Investor Relations
A. Schulman, Inc.
3550 W. Market St.
Akron, Ohio 44333
Tel: 330-668-7346
email: Jennifer_Beeman@us.aschulman.com

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